Exhibit 23(a) INDEPENDENT AUDITORS' CONSENT

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 6 to Registration Statement No. 333-00987 of Glenbrook Life and Annuity Company (the "Company") on Form S-3 of our report dated February 23, 2001 relating to the financial statements and the related financial statement schedule of the Company appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2000, to its use in the Statement of Additional Information (which is incorporated by reference in the Prospectuses of the Company), which is part of Registration Statement No. 333-00999 of Glenbrook Life Multi-Manager Variable Account (the "Account"), to the use of our report dated March 16, 2001 relating to the financial statements of the Account also appearing in such Statement of Additional Information and to the references to us under the heading "Experts" in such Prospectuses and Statement of Additional Information.




/s/ Deloitte & Touche LLP
Chicago, Illinois
April 20, 2001


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Exhibit (23)(b)           Consent of Foley & Lardner

                                   CONSENT OF
                                 FOLEY & LARDNER



     We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus contained in Post-Effective Amendment No. 6 to the Form S-3 Registration Statement of Glenbrook Life and Annuity Company
(File No. 333-00987).




                                                 /s/           Foley & Lardner
                                                              FOLEY & LARDNER

Washington, D.C.
April 19, 2001